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                                                                    EXHIBIT 10.5

                               SUBLEASE AGREEMENT


        THIS SUBLEASE AGREEMENT ("Sublease"), dated as of June __, 1999, is made between THINK NEW IDEAS, INC., a Delaware corporation ("Sublandlord"), and RIVALNET, INC., a Washington corporation ("Subtenant").


                                    RECITALS

        A. Sublandlord is tenant under that certain lease dated September 21, 1998, between Benjamin H. and Lois E. Mayers, husband and wife, as landlord ("Landlord") and Sublandlord as tenant, as amended by First Amendment to Office Lease dated February 19, 1999 (as amended, the "Lease"). A true, complete and correct copy of the Lease is attached to this Sublease as EXHIBIT A.

        B. Pursuant to the Lease, Sublandlord leases certain space in the building known as the Polson Building (the "Building"), located at 71 Columbia Street, in Seattle, Washington (the "Premises").

        C. Sublandlord wishes to sublease to Subtenant a portion of the Premises comprising all of Subtenant's space on Floor 5 (having approximately 6,268 rentable square feet) of the Building, as shown as cross-hatched on EXHIBIT B attached to this Sublease (the "Subleased Premises").

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, Sublandlord and Subtenant agree as follows:


                                   AGREEMENT

1.      SUBLEASE

        Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord, for the Term, at the rental, and upon all of the conditions set forth in this Sublease, the Subleased Premises, together with the right to use, in common with others entitled thereto, the hallways, stairways, elevators and other Common Areas of the Building (as that term is defined in the Lease).

2.      TERM AND POSSESSION



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        2.1 TERM

        The term of this Sublease ("Term") shall commence on the date upon which is the later of the date which all necessary documents have been executed to provide for occupancy or, the date which a temporary certificate of occupancy is issued with respect to or other evidence of final inspection of the Subleased Premises, which the parties anticipate receiving on or about June 4, 1999 ("Commencement Date"), provided that if the Commencement Date shall not have occurred by July 15, 1999, Sublandlord and Subtenant may terminate this Sublease on written notice to the other within thirty (30) days thereafter. The Term shall expire on November 30, 2001 ("Expiration Date"). Sublandlord agrees to use reasonable best efforts to obtain and then convert the temporary certificate of occupancy to a certificate of occupancy and at no cost to Subtenant.

        2.2 DELIVERY OF POSSESSION; CONDITION OF SUBLEASED PREMISES

        Prior to the Commencement Date, Sublandlord shall complete construction of the Subleased Premises in accordance with the floor attached hereto as Exhibit B. Subject to the receipt of the temporary certificate of occupancy for the Subleased Premises referenced in subsection 2.1 Sublandlord shall deliver to Subtenant possession of the Subleased Premises "as-is, where-is" and broom clean.

        2.3 ALLOWANCE; ALTERATIONS

        Sublandlord shall provide to Subtenant an allowance in an amount up to Three Thousand Five Hundred Dollars ($3,500) for electrical work. At Sublandlord's option, the allowance will be paid to Subtenant or may be paid directly to Subtenant's electrical contractor, upon delivery of invoices for the work and reasonable documentation that such work has been performed in the Subleased Premises. If Subtenant does not use the entire allowance for electrical work, the balance shall be retained by Sublandlord.

        Subtenant shall not make any alterations, modifications or additions to the Subleased Premises without the prior written consent of Sublandlord and Landlord, and the consent of Sublandlord shall not be unreasonably delayed or withheld. Sublandlord may, as a condition to granting such consent, require Subtenant to remove all or part of any additional improvements added by Subtenant, at Subtenant's sole cost and expense, at the expiration or earlier termination of the Term of this Sublease.

        2.4 EARLY TERMINATION OPTION



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        If Subtenant is not in default in any of its obligations under this
Sublease at the time of exercise of Subtenant's Early Termination Right (as defined below), then Subtenant shall have a one time right ("Subtenant's Early Termination Right") to terminate this Sublease effective May 31, 2001, subject to the terms and conditions of this Section 2.4. Subtenant may exercise Subtenant's Early Termination Right by delivering written notice to Sublandlord of such exercise no later than October 31, 2000, time being of the essence. Subtenant's Early Termination Right is personal to Rivalnet, Inc. and may not be exercised by any other person or entity. Subtenant shall not be required to pay a termination fee in order to exercise Subtenant's Early Termination Right.

3.      BASE RENT AND OPERATING EXPENSES

        3.1 BASE RENT

        Commencing thirty (30) days following the Commencement Date as provided for in Paragraph 2.1, but in no event earlier than July 1, 1999, Subtenant shall pay to Sublandlord monthly base rent ("Base Rent") in the amount of Thirteen Thousand Fifty-Eight and 33/100 Dollars ($13,058.33). Base Rent thereafter shall be paid on or before the first day of each calendar month during the Term. The monthly installment of Base Rent shall be prorated on a per diem basis for the first month of the Term if the Commencement Date is not the first day of a calendar month.

        3.2 OPERATING EXPENSES

        Commencing on January 1, 2000, Subtenant shall pay to Sublandlord, as additional rent, its pro rata share (based on Subtenant's percentage of occupancy of the Premises ) of increases in Operating Costs and Real Property Taxes (as those terms are defined in the Lease) imposed on Sublandlord pursuant to Sections 7 and 9 of the Lease (collectively, "Sublandlord's Building Expenses") to the extent they exceed Sublandlord's Building Expenses for calendar year 1999. Subtenant shall pay its pro rata share of such increases with respect to each estimated and final payment due under the terms of Sections 7 and 9 of the Lease, and Sublandlord shall reimburse to Subtenant its pro rata share of any refunds or reimbursements payable to Sublandlord with respect to Sublandlord's Building Expenses during the Term. The obligations of Sublandlord and Subtenant under this Section 3.2 shall survive the expiration or earlier termination of the Term.

4.      USE OF SUBLEASED PREMISES; PARKING

        The Subleased Premises shall be used and occupied for general office purposes and for no other purpose without Sublandlord's written consent. Commencing on the



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Commencement Date, Subtenant shall be entitled to lease three (3) monthly parking stalls in the Building parking lot (which is located in and adjacent to the Building). Rates for parking shall be the then-prevailing market parking rate and shall, at Sublandlord's option, be paid directly to the parking lot operator or be paid as reimbursement to Sublandlord.

5.      INCORPORATION OF CERTAIN LEASE TERMS

        5.1 SUBLEASE SUBJECT TO LEASE

        This Sublease is subject to all of the terms and conditions of the Lease and to Landlord's rights thereunder.

        5.2 INCORPORATION OF LEASE

        The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Lease, except for those provisions of the Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Lease. Therefore, for the purposes of this Sublease, wherever in the Lease the word "Landlord" is used, it shall be deemed to mean the Sublandlord herein, and wherever in the Lease the word "Tenant" is used, it shall be deemed to mean the Subtenant herein. Any non-liability, release, indemnity or hold harmless provision in the Lease for the benefit of Landlord that is incorporated herein by reference shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any non-liability, release, indemnity or hold harmless provision in the Lease for the benefit of Sublandlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Subtenant and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Lease of access or inspection and any right of Landlord under the Lease to do work in the Premises or in the Building and any right of Landlord under the Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

        Notwithstanding the foregoing, Subtenant shall have no rights nor obligations under the following Sections of the Lease: 38, 41, and 45-48.

6.      CONDITION PRECEDENT



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        It is a condition precedent to this Sublease that Landlord shall have executed and delivered to Sublandlord and Subtenant its consent in the form attached to this Sublease as EXHIBIT C on or before June ___, 1999.

7.      SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES

        Sublandlord represents and warrants to Subtenant as follows:

        (a) EXHIBIT A is a true, complete copy of the Lease, and the Lease is in full force and effect and has not been modified, supplemented or amended except as set forth in Recital A of this Sublease.

        (b) Sublandlord has the right to possess, and is in full and complete possession of, the Premises.

        (c) Sublandlord is not in default under the Lease.

8.      COVENANTS REGARDING LEASE

        Sublandlord shall use its reasonable efforts to cause Landlord to perform its obligations under the Lease with respect to the Subleased Premises for the benefit of Subtenant, and to give any required consents under the Lease for the benefit of Subtenant. Sublandlord shall deliver to Subtenant a copy of any notice received from Landlord relating to the Subleased Premises within two
(2) days of Sublandlord's receipt thereof.

9.      ASSIGNMENT AND SUBLETTING

        Subtenant shall not assign this Sublease or sublet the Subleased Premises without the prior written consent of Sublandlord and Landlord. If consent is so given, Subtenant shall pay to Sublandlord fifty percent (50%) of all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Subtenant to Sublandlord with respect to the Subleased Premises.

10.     SECURITY DEPOSIT

        Concurrently with execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord as security for the faithful performance of all of its obligations under this Sublease a security deposit in the amount of Thirteen Thousand Fifty-Eight and 33/100 Dollars ($13,058.33) (the "Security Deposit").

        The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the provisions of this Sublease to be performed or



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observed by Subtenant. If Subtenant fails to pay rent or other charges due under this Sublease or otherwise defaults with respect to any provision of this Sublease, Sublandlord may at its sole option apply or retain all or any portion of the Security Deposit for the payment of any rent or other charges so in default or the payment of any other sum to which Sublandlord may become entitled by such default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, then within ten (10) business days after demand therefor, Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the amount thereof, and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord's application or retention of the Security Deposit shall not constitute a waiver of such default to the extent that the Security Deposit does not fully compensate Sublandlord for all losses or damages incurred by Sublandlord in connection with such default and shall not prejudice any other rights or remedies available to Sublandlord under this Sublease or by law. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not accrue interest. If Subtenant performs all of Subtenant's obligations under this Sublease, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest under this Sublease) within thirty (30) days after the earlier of (i) expiration of the term of this Sublease, or (ii) vacation of the Subleased Premises by Subtenant pursuant to the exercise of Subtenant's Early Termination Rights.

11.     INDEMNIFICATION; RELEASE AND WAIVER OF SUBROGATION

        11.1 SUBTENANT'S INDEMNIFICATION

        Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, that Sublandlord may incur or pay out (including, without limitation, to Landlord) by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises during the Term or while Subtenant is otherwise occupying the Subleased Premises (unless the same shall have been caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of Landlord), (b) any breach or default under this Sublease on Subtenant's part,
(c) the successful enforcement of Sublandlord's rights under this Section or any other Section of this Sublease, (d) any work done during the Term of this Sublease in or to the Subleased Premises except if done by Sublandlord or Landlord, and (e) any accidents, damages or injuries to persons or property occurring in, on or about the Building during the Term or while Subtenant is otherwise occupying the Subleased Premises (other than the Subleased



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Premises) to the extent resulting from any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees.

        11.2 SUBLANDLORD'S INDEMNIFICATION

        Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, that Subtenant may incur or pay out (including, without limitation, to Landlord) by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about any portion of the Premises other than the Subleased Premises (unless the same shall have been caused by Subtenant's negligence or wrongful act), (b) any breach or default hereunder or under the Lease on Sublandlord's part, (c) the successful enforcement of Subtenant's rights under this Section or any other Section of this Sublease, or (d) any accidents, damages or injuries to persons or property occurring in, on or about the Building (other than the Premises) to the extent resulting from any act, omission or negligence on the part of Sublandlord and/or its officers, partners, employees, agents, customers and/or invitees.

        11.3 WAIVER OF CONSEQUENTIAL DAMAGES

        Sublandlord and Subtenant each waive any claim that it may have against the other under this Sublease for consequential damages.

        11.4 RELEASE AND WAIVER OF SUBROGATION

        Neither Landlord, Sublandlord nor Subtenant shall be liable to the other(s) or to any insurance company or companies (by way of subrogation or otherwise) insuring the other party or parties for any loss or damage to any building, structure or tangible personal property of the other party or parties or of any third party occurring in or about the Premises or Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage would fall within the scope of a fire and extended coverage (all risk) policy of insurance, whether or not the party or parties suffering the loss actually maintained such insurance. Each party shall obtain from its respective insurer under each insurance policy it maintains a waiver of all rights of subrogation which the insurer of that party may have against the other parties, and Landlord, Sublandlord and Subtenant shall indemnify the others against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such a waiver.

12.     NOTICES



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        All notices and demands that are required or permitted under this
Sublease shall be in writing, and shall be personally delivered or sent by a nationally recognized private carrier of overnight mail (e.g. FedEx) or by United States Certified Mail, return receipt requested and postage prepaid, to the parties at the addresses listed below or at such other addresses as the parties may designate by notice from time to time. Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted.

        To Sublandlord:        Think New Ideas, Inc.
                               71 Columbia Street, Suite 600
                               Seattle, WA 98104
                               Attn: Managing Director

        To Subtenant:          Rivalnet, Inc.
                               71 Columbia Street, Suite 500
                               Seattle, WA 98104
                               Attn: James Heckman

13.     ATTORNEYS' FEES

        If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

14.     ENTIRE AGREEMENT

        This Sublease, including all Exhibits attached to it, constitutes the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises and may not be amended or altered except by written agreement executed by both parties. The captions and section numbers appearing in this Sublease are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

15.     NEGOTIATION AND CONSTRUCTION

        This Sublease and each of the terms and provisions of it are deemed to have been explicitly negotiated between the parties, and the language in all parts of this Sublease shall, in all cases, be construed according to its fair meaning and not strictly for or against either party.



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16.     BROKERS

        Colliers International and Trammell Crow Company (together, the "Brokers") represent Subtenant in connection with this Sublease. The entire commissions payable to the Brokers as a result of this Sublease shall be paid by Sublandlord pursuant to separate agreements and Subtenant shall not be obligated to pay any such commission. Each party represents and warrants that it has dealt with no brokers in connection with this Sublease other than the Brokers, and each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to any claims to the contrary.

17.     PARTIAL INVALIDITY

        If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Sublease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term, covenant or condition of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

18.     BINDING ON SUCCESSORS

        This Sublease shall bind the parties' respective heirs, successors, representatives and permitted assigns.

19.     EXHIBITS

        The following Exhibits are attached to and by this reference incorporated into this Sublease as though fully set forth in it.

                      Exhibit A     Lease
                      Exhibit B     Plan of Subleased Premises
                      Exhibit C     Landlord's Consent

        IN WITNESS WHEREOF, the parties hereto execute this Sublease as of the day and year first above written.

                                            SUBLANDLORD:

                                            THINK NEW IDEAS, INC.



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                                            By
                                               Name:
                                               Title:


                                            SUBTENANT:

                                            RIVALNET, INC.

                                            By
                                               Name:
                                               Title:




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STATE OF _______________)
                        ) ss.
COUNTY OF ______________)

        On this _____ day of _________________, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ______________________________________________, to me known to be the person who signed as _______________________________ of THINK NEW IDEAS, INC., the
corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.





                                            (Signature of Notary)


                                            (Print or stamp name of Notary)

                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at         .
                                            My appointment expires:            .



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STATE OF _______________)
                        ) ss.
COUNTY OF ______________)

        On this _____ day of _________________, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ______________________________________________, to me known to be the person who signed as _______________________________ of RIVALNET, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.





                                            (Signature of Notary)


                                            (Print or stamp name of Notary)

                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at         .
                                            My appointment expires:            .



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                                    EXHIBIT A

                                      LEASE



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                                    EXHIBIT B

                        FLOOR PLAN OF SUBLEASED PREMISES



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                                    EXHIBIT C

                               LANDLORD'S CONSENT

                                     [DATE]

Think New Ideas, Inc.
71 Columbia St., Suite 600
Seattle, WA  98104

Rivalnet, Inc.
71 Columbia Street, Suite 500
Seattle, WA  98104

        RE: APPROVAL OF SUBLEASE AGREEMENT DATED MAY __, 1999 BETWEEN THINK NEW IDEAS, INC. AND RIVALNET, INC.

Ladies and Gentlemen:

        The undersigned Landlord consents to the Sublease described above with respect to premises located on the 5th floor of the Polson Building, and agrees to the following:

        1. There are no defaults by Sublandlord under the Lease, and the Lease is in full force and effect.

        2. Landlord consents and agrees to the release and waiver of subrogation set forth in Section 11.4 of the Sublease.

        3. Landlord agrees to furnish to Subtenant a copy of each notice or request given to Sublandlord at the time that notice is given to Sublandlord.



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        4. Landlord agrees to accept from Subtenant any cure it may tender with respect to a default by Sublandlord under the Lease that is sufficient to cure the default under the Lease, and to accept payments of Rent and Additional Rent made under the Sublease from Subtenant.

                                            Very truly yours,


                                            Benjamin H. Mayers


                                            Lois E. Mayers



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